                                                                    EXHIBIT 4.6






                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                              KEY3MEDIA GROUP, INC.

                                       AND

                                 WILLIAM M. SAMS





                                   ----------

                            DATED: NOVEMBER 27, 2001

                                   ----------

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
ARTICLE I DEFINITIONS.......................................................1
         1.1      Definitions...............................................1
         1.2      Other Definitions.........................................4

ARTICLE II REGISTRATION UNDER THE SECURITIES ACT............................5
         2.1      Shelf Registration Statement..............................5
         2.2      Demand Registration.......................................6
         2.3      Incidental Registration...................................9
         2.4      Expenses.................................................11
         2.5      Underwritten Offerings...................................11
         2.6      Blackout Periods.........................................12

ARTICLE III RESTRICTIONS ON SALE...........................................13
         3.1      Restrictions on Sale by the Company and Others...........13

ARTICLE IV REGISTRATION PROCEDURES.........................................14
         4.1      Obligations of the Company...............................14
         4.2      Seller Information.......................................18
         4.3      Notice to Discontinue....................................19

ARTICLE V INDEMNIFICATION; CONTRIBUTION....................................19
         5.1      Indemnification by the Company...........................19
         5.2      Indemnification by Holders ..............................20
         5.3      Conduct of Indemnification Proceedings...................21
         5.4      Contribution.............................................22
         5.5      Indemnification Payments.................................22

ARTICLE VI GENERAL ........................................................22
         6.1      Registration Rights to Others............................22
         6.2      Availability of Information..............................23
         6.3      Amendments and Waivers...................................23
         6.4      Notices..................................................23
         6.5      Successors and Assigns...................................24
         6.6      Counterparts.............................................25
         6.7      Descriptive Headings, Etc................................25
         6.8      Severability.............................................25
         6.9      Governing Law............................................25
         6.10     Remedies; Specific Performance...........................25
         6.11     Entire Agreement.........................................26
         6.12     Nominees for Beneficial Owners...........................26
         6.13     Consent to Jurisdiction; Waiver of Jury..................26
         6.14     Further Assurances.......................................27
         6.15     No Inconsistent Agreements...............................27
         6.16     Construction.............................................27

                  REGISTRATION RIGHTS AGREEMENT dated November 27, 2001 by and between Key3Media Group, Inc. (the "Company") and William M. Sams (the "Purchaser").

                                   WITNESSETH:

                  WHEREAS, the Company and the Purchaser have entered into a Stock Purchase Agreement, dated November 27, 2001 (such Stock Purchase Agreement, as amended or otherwise modified from time to time, the "Stock Purchase Agreement"), pursuant to which the Company will issue and sell, and the Purchaser will purchase 80,000 shares of 5.5% Convertible Series B Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Shares"), convertible into shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock").

                  WHEREAS, in order to induce the Purchaser to enter into the Stock Purchase Agreement, the board of directors of the Company has authorized and approved the grant by the Company of certain registration rights in respect of the Registrable Securities (as defined below) on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, which shall be deemed to include (i) with respect to the Purchaser, any general or limited partner or member of the Purchaser, and (ii) with respect to any individual, shall also mean the spouse, sibling, child, stepchild, grandchild, niece, nephew or parent of such Person, or the spouse thereof.

                  "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "Demand Registration" means a registration required to be effected by the Company pursuant to Section 2.2.

                  "Demand Registration Statement" means a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.2 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

                  "Holders" means each Initial Holder for so long as it owns Registrable Securities and its successors and permitted assigns who acquire or are otherwise transferees of Registrable Securities, directly or indirectly, from the Initial Holder (or any subsequent Holders), for so long as such successors and permitted assigns own Registrable Securities.

                  "Holders' Counsel" means one firm of legal counsel (per registration) representing the Holders of Registrable Securities participating in such registration, which counsel shall be selected (i) in the case of a Demand Registration, by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, and
(ii) in all other cases, by the Majority Holders of the Registration.

                  "Incidental Registration Statement" means a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.3 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Initial Holder" means the Purchaser.

                  "Initiating Holders" means, with respect to a particular registration, the Holders who initiated the Request for such registration.

                  "Majority Holders" means one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities then outstanding.

                  "Majority Holders of the Registration" means, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Person" means any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                  "Prospectus" means the prospectus included in a Registration statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "Registrable Securities" means (i) the shares of Common Stock issuable upon conversion of the Preferred Shares, (ii) any shares of Common Stock acquired by a Purchaser within 30 days of the date of this Agreement, and
(iii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, the Registrable Securities referenced in clauses (i) and (ii) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, (C) such securities shall have ceased to be outstanding, or (D) such securities become eligible for sale under Rule 144(k) without any volume, manner of sale or other restrictions.

                  "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation, (i) registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Company and of Holders' Counsel, (vi) customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) fees and expenses of listing the Registrable Securities on a securities exchange or on the NASDAQ National Market System, (ix) rating agency fees, and (x) out-of-pocket expenses of the Company.

                  "Registration Statement" means any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

                  "SEC" means the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute.

                  "Shelf Registration" means a shelf registration pursuant to Rule 415 under the Securities Act.

                  "Underwriters" means the underwriters, if any, of the offering being registered under the Securities Act.

                  "Underwritten Offering" means a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

                  1.2 Other Definitions. The meanings of the following terms can be found in the Sections of this Agreement indicated below:


                         Term                           Section
                         ----                           -------
            Affiliate Blackout Notice .........       Section 2.6(a)

            Affiliate Blackout Period .........       Section 2.6(a)

            Agents ............................       Section 5.1

            Claims ............................       Section 5.1

            Common Stock ......................       Recitals

            Company ...........................       Preamble

            Compliance Program ................       Section 2.6

            General Blackout Notice ...........       Section 2.6(b)

            General Blackout Period ...........       Section 2.6(b)

            Purchaser .........................       Preamble

            Incidental Registration ...........       Section 2.3(a)

            Inspectors ........................       Section 4.1(g)

            Permitted Trading Period ..........       Section 2.6

            Preferred Shares ..................       Recitals

            Records ...........................       Section 4.1(g)


                         Term                           Section
                         ----                           -------
            Request ...........................       Section 2.2(a)

            Shelf Registration Period .........       Section 2.1(b)

            Shelf Registration Statement ......       Section 2.1(a)

            Stock Purchase Agreement ..........       Recitals

            Withdrawn Demand Registration .....       Section 2.2(a)

            Withdrawn Request .................       Section 2.2(a)



                                   ARTICLE II
                      REGISTRATION UNDER THE SECURITIES ACT

                  2.1 Shelf Registration Statement.


                           (a) The Company: (A) shall cause to be filed with the
SEC, on or before December 31, 2001, a shelf registration statement (the "Shelf Registration Statement") on an appropriate form under the Securities Act, relating solely to the offer and sale of all the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution specified by the Initial Holder as set forth in the Registration Statement and Rule 415 under the Securities Act; and (B) shall use its best efforts to have such Shelf Registration declared effective by the SEC as soon as practicable thereafter, but in no event later than June 30, 2002; provided, however, that no Holder (other than the Initial Holder) shall be entitled to have the Registrable Securities held by it covered by such Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

                           (b) The Company shall use its best efforts to keep
the Shelf Registration Statement continuously effective, supplemented and amended in order to permit the Prospectus included therein to be lawfully delivered by the Holders of the Registrable Securities during each Permitted Trading Period (as defined below) for the Holders subject to Section 2.6(a), or at all times (except during a General Blackout Period) for all other Holders, beginning on the effective date of the Shelf Registration Statement and ending on the earlier of (i) the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) without any volume, manner of sale or other restrictions, or (ii) the date on which no Holder owns any Registrable Securities (in any such case, such period being called the "Shelf Registration Period"); provided, however, that prior to the termination of such Shelf Registration pursuant to clause (i), the Company shall first furnish to each Holder of Registrable Securities participating in such Shelf Registration (A) an opinion, in form and substance satisfactory to the Majority Holders of the Registration, of counsel for the Company satisfactory to the Majority Holders stating that such Registrable Securities are freely saleable pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) without any volume, manner of sale or other restrictions or (B) a "No-Action Letter" from the staff of the SEC stating that the SEC would not recommend enforcement action if the Registrable Securities included in such Shelf Registration were sold in a public sale other than pursuant to an effective registration statement. The Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during the Shelf Registration Period, unless such action is required by applicable law or the SEC.

                           (c) If at any time the Majority Holders request in
writing that all or any part of the Registrable Securities covered by the Shelf Registration Statement be offered by means of a firm commitment Underwritten Offering, the Company shall cause to be filed with the SEC as soon as practicable any necessary or appropriate supplement to the Shelf Registration Statement in order to effect such Underwritten Offering. In such case, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Company, subject to the approval of such Majority Holders (such approval not to be unreasonably withheld).

                  2.2 Demand Registration.

                           (a) Right to Demand Registration. Commencing June 30,
2002, at any time or from time to time when the Shelf Registration Statement provided for in Section 2.1 has not become or is not effective under the Securities Act (including, but not limited to, if the Company is not eligible to effect a continuous offering using a Form S-3 registration statement in reliance upon Rule 415 under the Securities Act or any comparable successor form, Rule or statute), the Majority Holders shall have the right to request in writing that the Company register all or part of such Holders' Registrable Securities (a "Request") (which Request shall specify the amount of Registrable Securities intended to be disposed of by such Holders and the intended method or methods of disposition thereof) by filing with the SEC a Demand Registration Statement. As promptly as practicable, but no later than 10 days after receipt of a Request, the Company shall give written notice of such requested registration to all Holders of Registrable Securities. Subject to Section 2.2(b), the Company shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holders and (ii) the Registrable Securities intended to be disposed of by any other Holder and shares of Common Stock of any Person that has analogous incidental or "piggyback" registration rights which in either case shall have made a written request (which request shall specify the amount of Registrable Securities or shares of Common Stock to be registered) to the Company for inclusion thereof in such registration within 20 days after the receipt of such written notice from the Company. The Company shall, as expeditiously as possible following a Request, use its reasonable best efforts to cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended method of disposition thereof specified in such Request. The Company shall use its best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for the period specified in Section 4.1(b). A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Majority Holders of the Registration (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Majority Holders of the Registration (a "Withdrawn Demand Registration"), and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 2.2, unless the Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred); provided, however, that if a Withdrawn Request or Withdrawn Demand Registration is made (A) because of a material adverse change in the business, financial condition or prospects of the Company determined, in the case of an Underwritten Offering, by the sole or lead managing Underwriter in its reasonable discretion, or (B) because the sole or lead managing Underwriter advises that the amount of Registrable Securities to be sold in such offering be reduced pursuant to Section 2.2(b) by more than 33% of the Registrable Securities to be included in such Registration Statement, or (C) because of a postponement of such registration pursuant to Section 2.6, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section
2.2 (and shall not be counted toward the number of Demand Registrations), and the Company shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a Demand Registration may, at any time prior to the effective date of the Demand Registration Statement (and for any reason) revoke such request by delivering written notice to the Company revoking such requested inclusion.

                  No more than three Requests may be made by all Holders in the aggregate pursuant to this Section 2.2; provided that the Company shall not be obligated to effect any Demand Registration within six months of the effectiveness of any other Demand Registration Statement. The registration rights granted pursuant to the provisions of this Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of
Article II hereof.

                           (b) Priority in Demand Registrations. If a Demand
Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Majority Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering, the Registrable Securities requested to be included in the Demand Registration by the Holders allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by each of them. In the event the Company shall not, by virtue of this Section 2.2(b), include in any Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Demand Registration, such Holder may, upon written notice to the Company given within five days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.

                           (c) Underwriting; Selection of Underwriters.
Notwithstanding anything to the contrary contained in Section 2.2(a), if the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering and such Initiating Holders may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Company, subject to the approval of the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request (such approval not to be unreasonably withheld).

                           (d) Registration of Other Securities. Whenever the
Company shall effect a Demand Registration, no securities other than the Registrable Securities shall be covered by such registration unless the Majority Holders shall have consented in writing to the inclusion of such other securities.

                           (e) Effective Registration Statement; Suspension. A
Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the time period specified in Section 4.1(b), (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied other than by the sole reason of any breach or failure by the Holders of Registrable Securities or are not otherwise waived.

                           (f) Other Registrations. During the period (i)
beginning on the date of a Request, and (ii) ending on the date that is 90 days after the date that a Demand Registration Statement filed pursuant to such Request has been declared effective by the SEC or, if the Holders shall withdraw such Request or such Demand Registration Statement, on the date of such Withdrawn Request or such Withdrawn Demand

Registration, the Company shall not, without the consent of the Majority Holders, file a registration statement (other than a registration statement on Form S-4 or S-8 or any successor form to such forms) pertaining to any securities of the Company that are substantially similar to the Registrable Securities.

                           (g) Registration Statement Form. Registrations under
this Section 2.2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request and as shall be reasonably acceptable to the Company, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method of disposition specified in the requests for registration; provided, however, that if the Company is then a registrant entitled to use Form S-3 or any successor form thereto to register such securities, such registration shall be effected on such form. The Company agrees to include in any such Registration Statement all information which any selling Holder, upon advice of counsel, shall reasonably request.

                  2.3 Incidental Registration.

                           (a) Right to Include Registrable Securities.
Commencing on the date of this Agreement, if the Company, at any time or from time to time, proposes to register any of its equity securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms and other than pursuant to Sections 2.1 or 2.2) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 30 days prior to such proposed registration) to all Holders of Registrable Securities of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders' right to participate in such registration under this Section 2.3 as hereinafter provided. Subject to the other provisions of this paragraph (a) and Section 2.3(b), upon the written request of any Holder made within 20 days after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (an "Incidental Registration"), to the extent required to permit the disposition of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Article IV. If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder. The Holders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

                  If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of Holders to cause such registration to be effected as a registration under Sections 2.1 or 2.2, and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this
Section 2.3 which the Company is obligated to effect.

                  The registration rights granted pursuant to the provisions of this Section 2.3 shall be in addition to the registration rights granted pursuant to the other provisions of Article II hereof.

                           (b) Priority in Incidental Registration. If an
Incidental Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially adversely affecting the price at which the securities being offered can be sold and/or their ability to successfully market and sell the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Registrable Securities requested to be included in such registration by the Holders and any other stockholders having contractual rights to participate in such registration, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, and (C) third, other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by a Person other than the Company, (A) first, the securities requested to be included in such registration by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them, (B) second, the

Registrable Securities requested to be included in such registration by the Holders and any other stockholders having contractual rights to participate in such registration, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them, (C) third, the securities that the Company proposes to register for its own account, and (D) fourth, other securities of the Company to be registered on behalf of any other Person; provided, however, that in the event the Company will not, by virtue of this Section 2.3(b), include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

                  2.4 Expenses. Registration Expenses incurred in connection with any registration made or requested to be made pursuant to this Article II will be borne by the Company, whether or not any such Registration Statement becomes effective, to the extent permitted by applicable law.

                  2.5 Underwritten Offerings.

                           (a) Underwritten Offerings. If requested by the sole
or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration or the Shelf Registration Statement, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and to each Holder of Registrable Securities participating in such offering, and to contain such representations and warranties by the Company and such other terms as are customary in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Article V.

                           (b) Holders of Registrable Securities to be Parties
to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Article II shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Holder and such Holder's Registrable Securities.

                           (c) Participation in Underwritten Registration.
Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                           (d) Limitations on Underwritten Offerings. In no
event shall the Company be required to effect more than two (2) Underwritten Offerings pursuant to this Agreement (whether as a Shelf Registration Statement pursuant to Section 2.1 or a Demand Registration pursuant to Section 2.2).

                  2.6 Blackout Periods.

                           (a) For so long as Michael Solomon (or another
individual who is an employee, partner or Affiliate of Invemed Catalyst Fund, L.P.) serves on the board of directors of the Company and for so long as the Purchaser is a member of Gladwyne Catalyst GenPar, L.L.C., the Purchaser agrees that offers and sales of his Registrable Securities pursuant to the Shelf Registration or any Demand Registration (or while this Section 2.6(a) is applicable to any such Holder, any other transaction) may only be made during the periods (each, a "Permitted Trading Period") in which the directors and executive officers of the Company are permitted to purchase or sell securities of the Company pursuant to the Company's existing Trading Compliance Program (including any period in which any such director or executive officer is exempt from the Trading Compliance Program pursuant to its terms), a copy of which is attached hereto as Schedule A, or any successor program adopted by the Company's Board of Directors and delivered to the holders (the "Compliance Program"). The Company shall promptly notify the Persons referred to in this Section 2.6(a) in writing (an "Affiliate Blackout Notice") of any decision to restrict trading under the Compliance Program during any Window Period (as defined therein) and when such trading may be resumed (each period during which there is such a restriction, an "Affiliate Blackout Period").

                           (b) Holders other than the Holders referred to in
Section 2.6(a) hereof agree that the Company shall be entitled to postpone the filing or effectiveness of, or sales under (unless they have already contractually agreed to make such sales), a Demand Registration and to require them to discontinue the disposition of their securities covered by a Shelf Registration during any General Blackout Period (as defined below) (i) if the board of directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have an adverse effect upon (A) a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital, structure or equity ownership of the Company or (B) any other material financing, acquisition or extraordinary corporate transaction, or (ii) if the Company is in possession of material information which the board of directors of the Company determines in good faith is not in the best interests of the Company to disclose in a registration statement at such time, provided, however, that the Company may delay the filing or effectiveness of, or sales under (unless they have already contractually agreed to make such sales), a Demand Registration and require the Holders of Registrable Securities referred to in this Section 2.6(b) to discontinue the disposition of their securities covered by a Shelf Registration only for a reasonable period of time not to exceed 30 days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (each, a "General Blackout Period"); provided, further, that the effectiveness period of any Demand Registration shall be extended by the number of days in any General Blackout Period to the extent that the Registration Statement already was effective at the commencement of the General Blackout Period. There shall not be more than three General Blackout Periods in any 12 month period. The Company shall promptly notify the Holders referred to in this Section 2.6(b) in writing (a "General Blackout Notice") of any decision to postpone the filing or effectiveness of, or sales under (unless they have already contractually agreed to make such sales), a Demand Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration pursuant to this Section
2.6 and shall include an undertaking by the Company to promptly notify the Holders referred to in this Section 2.6(b) as soon as a Demand Registration may be effected or sales of Registrable Securities covered by a Demand Registration or Shelf Registration may resume.

                           (c) In making any such determination to initiate or
terminate an Affiliate Blackout Period or a General Blackout Period, the Company shall not be required to consult with or obtain the consent of any Holder, and any such determination shall be the Company's sole responsibility. Each Holder shall treat all notices received from the Company pursuant to this Section 2.6 in the strictest confidence and shall not disseminate such information. If the Company shall impose an Affiliate Blackout Period or a General Blackout Period prior to the filing of a Demand Registration Statement pursuant to this Section 2.6, the Majority Holders shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within 30 days after receipt of the Affiliate Blackout Notice or the General Blackout Notice. Such withdrawn registration request shall not be treated as a Demand Registration effected pursuant to Section 2.2 (and shall not be counted towards the number of Demand Registrations effected), and the Company shall pay all Registration Expenses in connection therewith.

                                   ARTICLE III
                              RESTRICTIONS ON SALE

                  3.1 Restrictions on Sale by the Company and Others. The Company agrees that (i) if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, it will not make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution of any of the Company's equity securities that are substantially similar to the Registrable Securities being offered (or any security convertible into or exchangeable or exercisable for any of such equity securities) during the nine business days (as defined in Rule 100 of Regulation M promulgated under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 90 days, beginning on the effective date of the applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms), and (ii) it will use its commercially reasonable efforts to cause each officer and director of the Company and each Affiliate that holds 10% or more of equity securities (or any security convertible into or exchangeable or exercisable for any of its equity securities) of the Company purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to so agree.

                                   ARTICLE IV
                             REGISTRATION PROCEDURES

                  4.1 Obligations of the Company. Subject to Section 2.6, whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Article II of this Agreement, the Company shall, as expeditiously as possible:

                           (a) prepare and file with the SEC (promptly, and,
except as set forth in Section 2.1, in any event within 60 days after receipt of a request to register Registrable Securities) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such Registration Statement to become effective (provided, that the Company may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.3, its securities that are Registrable Securities); provided, however, that before filing with the SEC a Registration Statement or Prospectus or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide Holders' Counsel and any other Inspector (as defined in Section 4.1(g)) with an adequate and appropriate opportunity to review, comment and participate in the preparation of such Registration Statement, Prospectus or other comparable statement and (ii) refrain from filing with the SEC such Registration Statement, Prospectus or other comparable statement if Holder's Counsel, any selling Holder or any other Inspector reasonably objects to such filing on the grounds that it does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                           (b) prepare and file with the SEC such amendments and
supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until the earlier of (A) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such Registration Statement (but not before the expiration of the 90 day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and (B) (x) six months after the effective date of any Registration Statement other than a Shelf Registration Statement; and (y) with respect to any Shelf Registration, the time period provided in Section 2.1;

                           (c) furnish, without charge, to each selling Holder
of such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

                           (d) prior to any public offering of Registrable
Securities, use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request, and take any other action as may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                           (e) use its reasonable best efforts to obtain all
other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

                           (f) promptly notify Holders' Counsel, each Holder of
Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post- effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or
(B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.5(b) cease to be true and correct in all material respects, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this
Section 4.1, the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that
(1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                           (g) make available for inspection by any selling
Holder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be necessary, in the opinion of such Holders' and such Underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

                           (h) obtain an opinion from the Company's counsel and
a "cold comfort" letter from the Company's independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and to the Majority Holders, and furnish to each Holder participating in the offering and to each Underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and Underwriter (in the case of the opinion and the "cold comfort" letter);

                           (i) provide and cause to be maintained a transfer
agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

                           (j) otherwise use its best efforts to comply with all
applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company's calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (k) if so requested by the Majority Holders of the
Registration, use its best efforts to cause all such Registrable Securities to be listed (i) on each national securities exchange on which the Company's securities are then listed or, (ii) if securities of the Company are not at the time listed on any national securities exchange (or, if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which the Company's securities are then listed), on a national securities exchange or The NASDAQ Stock Market's National Market, as designated by the Majority Holders;

                           (l) keep each selling Holder of Registrable
Securities advised in writing as to the initiation and progress of any registration under Article II hereunder;

                           (m) enter into and perform customary agreements
(including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                           (n) cooperate with each selling Holder of Registrable
Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

                           (o) furnish to each Holder participating in the
offering and the sole or lead managing Underwriter, if any, without charge, at least one manually- signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

                           (p) cooperate with the selling Holders of Registrable
Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities;

                           (q) if requested by the sole or lead managing
Underwriter or any selling Holder of Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, or the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

                           (r) use its commercially reasonable efforts to take
all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

                  4.2 Seller Information. The Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration.

                  If any Registration Statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

                  4.3 Notice to Discontinue. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(f)(ii) through
(vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).

                                    ARTICLE V
                          INDEMNIFICATION; CONTRIBUTION

                  5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, shareholders, employees, Affiliates and agents (collectively, "Agents") and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, or any qualification or compliance incident thereto; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder or any Underwriter specifically stating that it was expressly for use therein. The Company shall also indemnify any Underwriters of the Registrable Securities, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this
Article V and shall survive the transfer of securities by such Holder or Underwriter.

                  5.2 Indemnification by Holders. Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities and its Agents and each Person who controls the Company or any such Underwriter (within the meaning of the Securities Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 5.2 shall be limited to the proportion that the net proceeds from the sale of the Registrable Securities sold by such Holder under the Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder or Underwriter.

                  5.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Article V, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Article V, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Article V, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article V, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (Sullivan & Cromwell and Paul, Weiss, Rifkind, Wharton & Garrison being deemed reasonably satisfactory counsel to the parties for purposes of this Section 5.3); provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for the fees and expenses of more than one counsel employed by the indemnified parties in connection with a proceeding involving a Claim under this
Article V. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (iii) does not provide for any action on the part of any Indemnified Party other than the payment of money damages which is to be paid in full by the indemnifying party.

                  5.4 Contribution. If the indemnification provided for in
Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(a) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  5.5 Indemnification Payments. The indemnification and contribution required by this Article V shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

                                   ARTICLE VI
                                     GENERAL

                  6.1 Registration Rights to Others. Other than as set forth on Schedule B, the Company is not party to any agreement with respect to its securities granting any registration rights to any Person. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders and (ii) if such rights are provided on terms or conditions more favorable in the aggregate to such holder than the terms and conditions provided in this Agreement, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to the Holders.

                  6.2 Availability of Information. The Company covenants that it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), and that it shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any other rule or regulation now existing or hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                  6.3 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holders holding more than 50% of the Registrable Securities then outstanding; provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Holders of Registrable Securities; and provided, further, that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, termination, waiver or consent to departure.

                  6.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

                            If to the Company, to:

                            Key3Media Group, Inc.
                            5700 Wilshire Blvd., Suite 325
                            Los Angeles, CA  90036

                            Telecopy: 323-954-6229
                            Attention:  Ned S. Goldstein, Esq.

                            With a copy to:

                            Sullivan & Cromwell
                            125 Broad Street
                            New York, New York  10004
                            Telecopy: 212-558-3588
                            Attention:  Duncan C. McCurrach, Esq.

                            If to the Purchaser, to:

                            William M. Sams c/o Gladwyne Catalyst
                            GenPar, LLC 600 The Times Building Ardmore,
                            PA 19003 Telecopy: 610-896-2708

                            With a copy to:

                            Paul, Weiss, Rifkind, Wharton & Garrison
                            1285 Avenue of the Americas
                            New York, NY  10019-6064
                            Telecopy: 212-492-0436
                            Attn: Douglas A. Cifu, Esq.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

                  6.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Any Holder may assign to any Affiliate or to any other transferee of at least 50% of the Registrable Securities then owned by such Holder (other than a transferee that acquires such Registrable Securities in a registered public offering or pursuant to a sale under Rule 144 of the Securities Act (or any successor rule)), its rights and obligations under this Agreement; provided, however, if any such transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and by taking and holding such Registrable Securities such transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Holder under this Agreement). If the Company shall so request, any successor or permitted assign (including any permitted transferee) shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, sale of substantially all of its assets, or similar transaction. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder or by the Company without the consent of the Company and the Majority Holders.

                  6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

                  6.7 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

                  6.8 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  6.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

                  6.10 Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

                  6.11 Entire Agreement. This Agreement and the Stock Purchase Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Stock Purchase Agreement. This Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter.

                  6.12 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

                  6.13 Consent to Jurisdiction; Waiver of Jury. Each party to this Agreement hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in
Section 6.5 of this Agreement, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. Each of the parties hereby irrevocably waives trial by jury in any action, suit or proceeding, whether at law or equity, brought by any of them in connection with this Agreement or the transactions contemplated hereby.

                  6.14 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  6.15 No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

                  6.16 Construction. The Company and the Holders acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and the Holders.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                       KEY3MEDIA GROUP, INC.


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       WILLIAM M. SAMS


                                       -------------------------------------

                                                                      Schedule A


                    Trading Compliance Program of the Company

                                                                      Schedule B



                Other Registration Rights Granted by the Company



Registration Rights Agreement, dated as of November 27, 2001, between Key3Media Group, Inc., and Invemed Catalyst Fund, L.P.

Registration Rights Agreement, dated as of November 27, 2001, between Key3Media Group, Inc., and ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P. and ValueAct Capital International, Ltd.

Registration Rights Agreement, dated as of July, 2000, between Key3Media Group, Inc. and SOFTBANK Corp. and its Subsidiaries (as defined therein)

Registration Rights Agreement, dated as of August 18, 2000, between Key3Media Group, Inc., Princess Gate Investors III, L.P., certain affiliates of Morgan Stanley Dean Witter & Co. and certain Persons whose investment manager is PG Investors III, Inc. listed therein